Exhibit 4.1

DANIELS CORPORATE ADVISORY COMPANY, INC.

EMPLOYEES, OFFICERS, DIRECTORS, AND CONSULTANTS STO CK PLAN

FOR THE YEAR 2014

1. Introduction. This Plan shall be known as the “Daniels Corporate Advisory Company, Inc.

Employees, Officers, Directors, and Consultants Sto ck Plan for the Year 2015, No. 3” and is hereinafter referred to as the “Plan.” The purposes of this Plan are to enable Daniels Corporate Advisory Company, Inc., a Ne vada corporation (the “Company”), to promote the interests of the Company and its stockholders by attractin g and retaining Employees, Directors, and Consultants cap able of furthering the future success of the Compan y and by aligning their economic interests more closely with those of the Company’s stockholders, by paying their retainer or fees in the form of shares of the Company’s common stock, par value $0.001 per share (the “Common Stoc k”).

2. Definitions. The following terms shall have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Change of Control” has the meaning set forth in Paragraph 12(d) hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

References to any provision of the Code or rule or regulation thereunder shall be deemed to include an y amended or successor provision, rule or regulation.

“Committee” means the committee that administers this Plan, as more fully defined in Paragraph 13 hereof.

“Common Stock” has the meaning set forth in Paragraph 1 hereof.

“Company” has the meaning set forth in Paragraph 1 hereof.

“Consultants” means the Company’s consultants and advisors only if: (i) they are natural persons; (ii) they provide bona fide services to the Company; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the

Company’s securities.

“Deferral Election” has the meaning set forth in Paragraph 6 hereof.

“Deferred Stock Account” means a bookkeeping account maintained by the Company for a Participant representing the Participant’s interest in the shares credited to such Deferred Stock Account pursuant to Paragraph 7 hereof.

“Delivery Date” has the meaning set forth in Paragraph 6 hereof.

“Director” means an individual who is a member of t he Board of Directors of the Company.

“Dividend Equivalent” for a given dividend or other distribution means a number of shares of the Commo n

Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the Fair Market Value on the date of dis tribution of any property, that is distributed with respect to one share of the Common Stock pursuant to such dividend or distribution; such Fair Market Value to be determined by the Committee in good faith.

“Effective Date” has the meaning set forth in Paragraph 3 hereof.

“Employee” means any officer or employee of the Company.

“Exchange Act” has the meaning set forth in Paragraph 12(d) hereof.

“Fair Market Value” means the mean between the highest and lowest reported sales prices of the Common

Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on The Nasdaq Stock Market, or, if not so listed on any other national securities exchange or The Nasdaq Stock Market, then the average of the bid price of the Common

Stock during the last five trading days on the OTC Bulletin Board or the OTC Markets Group Inc. immediately preceding the last trading day prior to the date with respect to which the Fair Market Value is to be determined. If the Common Stock is not then publicly traded, then the Fair Market Value of the Common Stock shall be the book value of the Company per share as determined on the last day of March, June, September, or December in any year closest to the date when the determination is to be made. For the purpose of determining book value hereunder,

book value shall be determined by adding as of the applicable date called for herein the capital, surp lus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares of the Common Stock outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Common Stock of the Company.

“Participant” has the meaning set forth in Paragrap h 4 hereof.

“Payment Time” means the time when a Stock Award is payable to a Participant pursuant to Paragraph 5 hereof (without regard to the effect of any Deferral Election).

“Stock Award” has the meaning set forth in Paragrap h 5 hereof.

“Third Anniversary” has the meaning set forth in Paragraph 6 hereof.

3. Effective Date of the Plan . This Plan was adopted by the Board effective May 14, 2015 (the

“Effective Date”).

4. Eligibility. Each individual who is an Employee, Director, or Consultant on the Effective Date

and each individual who becomes an Employee, Director, or Consultant thereafter during the term of thi s Plan shall be a participant (the “Participant”) in this Plan, in each case during such period as such individual remains an

Employee, Director, or Consultant of the Company or any of its subsidiaries. Each credit of shares of the Common

Stock pursuant to this Plan shall be evidenced by a written agreement duly executed and delivered by o r on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5. Grants of Shares . Commencing on the Effective Date, the amount of compensation or bonus for service to the Participants shall be payable in shares of the Common Stock (the “Stock Award”) pursuant to this

Plan. The deemed issuance price of shares of the Common Stock subject to each Stock Award shall not b e less than

85 percent of the Fair Market Value of the Common Stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of t he Common

Stock subject to each Stock Award shall be at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant.

6. Deferral Option . From and after the Effective Date, a Participant may make an election (a

“Deferral Election”) on an annual basis to defer delivery of the Stock Award specifying which one of t he following ways the Stock Award is to be delivered (a) on the date which is three years after the Effective Date for which it was originally payable (the “Third Anniversary”), (b) o n the date upon which the Participant ceases to be a Participant for any reason (the “Departure Date”) or (c) in five equal annual installments commencing on the Departure Date

(the “Third Anniversary” and “Departure Date” each being referred to herein as a “Delivery Date”). Such Deferral

Election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Year may not be changed les s than six months prior to the beginning of such Year, and provided, further, that no more than one Deferral Election or change thereof may be made in any Year.

Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months p rior to the beginning of the Year in which it is to be effected;

provided that, with respect to the Year beginning o n the Effective Date, any Deferral Election or revo cation thereof must be delivered no later than the close of busine ss on the 30th day after the Effective Date.

7. Deferred Stock Accounts . The Company shall maintain a Deferred Stock Acco unt for each

Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of the Common Stock payable pursuant to the Stock Award to which the Deferral Electio n relates.

So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Paragraph

8 hereof, each Deferred Stock Account shall be cred ited as of the payment date for any dividend paid o r other distribution made with respect to the Common Stock, with a number of shares of the Common Stock equal to (a) the number of shares of the Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equi valent for such dividend or distribution.

8. Delivery of Shares .

(a) The shares of the Common Stock in a Participant’s Deferred Stock Account with respect to any Stock Award for which a Deferral Election ha s been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be d elivered in accordance with this Paragraph 8 as soo n as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Paragraph 6 hereof, or other agreement between the parties, suc h shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Paragraph 6 hereof, then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares cr edited to such

Deferred Stock Account), with the first such instal lment being delivered on the first anniversary of t he Delivery

Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be d elivered after the

Participant has died or become legally incompetent, they shall be delivered to the Participant’s estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral

Election pursuant to Paragraph 6 hereof in effect, the Committee shall deliver all remaining undelivered shares to the Participant’s estate immediately. References to a Participant in this Plan shall be deemed to refer to the

Participant’s estate or legal guardian, where appro priate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, the “Trust”) to assist it in accumulating the shares of the Common Stock needed to fulfill its obligations under this Paragraph 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under this Plan shall be as general creditors of the Company,

unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Awards to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company’s obligations under this Paragraph 8.

9. Share Certificates; Voting and Other Rights . The certificates for shares delivered to a Participant pursuant to Paragraph 8 above shall be issued in the name of the Participant, and from and after the d ate of such issuance the Participant shall be entitled to all rights of a stockholder with respect to the Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

General Restrictions . 10.

(a) Notwithstanding any other provision of this Plan or agreements made pursuant thereto,

the Company shall not be required to issue or deliver any certificate or certificates for shares of the Common Stock under this Plan prior to fulfillment of all of thefollowing conditions:

(i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market fo r the

Common Stock;

(ii) Any registration or other qualification of s uch shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary o r advisable; and

(iii) Obtaining any other consent, approval, or p ermit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in this Plan shall prevent t he Company from adopting other or additional compensation arrangements for the Participants.

11. Shares Available . Subject to Paragraph 12 below, the maximum number of shares of the Common

Stock which may in the aggregate be paid as Stock Awards pursuant to this Plan is 2,750,000. Shares o f the

Common Stock issuable under this Plan may be taken from treasury shares of the Company or purchased on the open market.

12. Adjustments; Change of Control .

(a) In the event that there is, at any time after the Board adopts this Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants o r rights offering to purchase the Common Stock at a price below its Fair Market Value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolid ation, separation, including a spin-off, stock dividend, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a “Transaction”), in each case other than any such T ransaction which constitutes a Change of Control (as defined b elow), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number o f shares of the Common Stock held in such Deferred Stock Account had such shares of the Common Stock been outstand ing as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property sub ject to this Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction, and (iii) the Committee shall appropriately adjust any other relevant provi sions of this Plan and any such modification by the Committee shall be binding and conclusive on all persons.

(b) If the shares of the Common Stock credited to the Deferred Stock Accounts are converted pursuant to Paragraph 12(a) into another form of property, references in this Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for this Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing,

references to delivery of certificates for shares of the Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In lieu of the adjustment contemplated by Paragraph 12(a), in the event of a Change of

Control, the following shall occur on the date of t he Change of Control (i) the shares of the Common Stock held in each Participant’s Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of

Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of the Common Stock or any other property held in such Participant’s Deferred Stock Account; and (iii) this

Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of

Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a

“Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 80 percent or more of either (1) the then outstanding shares of the Common Stock of the Company (the “Out standing

Company Common Stock”), or (2) the combined voting power of then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided,

however, that the following acquisitions shall not constitute a Change of Control (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization,

merger or consolidation, if, following such reorgan ization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Paragraph 12(d) are satisfied; or

(ii) Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, “Incumbent Board”) cease for an y reason to constitute at least a majority of the Board; provided,

however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incu mbent

Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 1 4A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger,

binding share exchange or consolidation, unless, fo llowing such reorganization, merger, binding share exchange or consolidation (A) more than 60 percent of, respectively, then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of then outstanding voting securities of such corpo ration entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting

Securities immediately prior to such reorganization, merger, binding share exchange or consolidation i n substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Votin g

Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust)

of the Company or such corporation resulting from s uch reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, i mmediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20 percent or more of the Outstanding Company Commo n Stock or

Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20 percent or more of, respectively, then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of then o utstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv) Approval by the stockholders of the Company of (1) a complete liquidation or dissolution of the Company, or (2) the sale or other disposition of all or substantially all of the assets of the

Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than

60 percent of, respectively, then outstanding share s of common stock of such corporation and the combi ned voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting

Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership,

immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding

Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee b enefit plan (or related trust) of the Company or such corp oration and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20 percent or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20 percent or more of, respectively, then outstanding shares o f common stock of such corporation and the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors,

and (C) at least a majority of the members of the b oard of directors of such corporation were members of the

Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

13. Administration; Amendment and Termination ..

(a) The Plan shall be administered by the Compensation Committee (the “Committee”) of, or

appointed by, the Board of Directors of the Company (the “Board”). The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee s hall be governed by the provisions of the Company’s Byla ws and of Nevada law applicable to the Board, except as otherwise provided herein or determined by the Bo ard. The

Committee shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan to administer all aspects of the Plan. All interpretations and constructions of this Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

(b) The Board may from time to time make such amendments to this Plan, including to preserve or come within any exemption from liabilit y under Section 16(b) of the Exchange Act, as it ma y deem proper and in the best interest of the Company without further approval of the Company’s stockholders, provided that, to the extent required under Nevada law or to qualify transactions under this Plan for exemption under Rule

16b-3 promulgated under the Exchange Act, no amendment to this Plan shall be adopted without further approval of the Company’s stockholders and, provided, further, that if and to the extent required for this Plan to comply with

Rule 16b-3 promulgated under the Exchange Act, no a mendment to this Plan shall be made more than once in any six month period that would change the amount, price or timing of the grants of the Common Stock hereu nder other than to comport with changes in the Code, the Emplo yee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. The Board may terminate this Plan at any time by a vote of a majority of the members thereof.

14. Term of Plan . No shares of the Common Stock shall be issued, unless and until the Directors of the Company have approved this Plan and all other legal requirements have been met. This Plan was ado pted by the

Board effective May 14, 2015, and shall expire on May 14, 2025.

15. Governing Law . This Plan and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada.

16. Information to Shareholders . The Company shall furnish to each of its stockho lders financial statements of the Company at least annually.

17. Miscellaneous .

(a) Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s stockholders or to limit the rights of the stockholders to remove any Director.

(b) The Company shall have the right to require, p rior to the issuance or delivery of any shares of the Common Stock pursuant to this Plan, that a Participant make arrangements satisfactory to the

Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including, without limitation, by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

IN WITNESS WHEREOF, this Plan has been executed effective as of May 14, 2015.

DANIELS CORPORATE ADVISORY COMPANY,

INC.

By /s/ Arthur D. Viola

Arthur D. Viola, Chief Executive Officer